Exhibit 23.1

Tel: 214-969-7007 Fax: 214-953-0722 www.bdo.com	700 North Pearl, Suite 2000 Dallas, TX 75201

Consent of Independent Registered Public Accounting Firm

U.S. Global Investors, Inc.

7900 Callaghan Road

San Antonio, Texas 78229

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 28, 2013, relating to the Consolidated Balance Sheets of U.S. Global Investors, Inc. as of June 30, 2013, and 2012, and the related Consolidated Statements of Operations and Comprehensive Income, Stockholders’ Equity, and Cash Flows for each of three years in the period ended June 30, 2013, and the effectiveness of U.S. Global Investors, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ BDO USA, LLP
BDO USA, LLP Dallas, Texas October 15, 2013

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.